Exhibit 99.1

For further information:
Dennis Klaeser, CFO
PrivateBancorp, Inc.
312-683-7100

For Immediate Release

PrivateBancorp, Inc. to Present at Raymond James’ 29th Annual
Institutional Investors Conference

Chicago, IL, February 27, 2008 – PrivateBancorp, Inc. (NASDAQ: PVTB) today announced that the Company’s management is scheduled to deliver a presentation at Raymond James’ 29th Annual Institutional Investors Conference in Orlando, Florida, on March 4, 2008 at 9:50 a.m. Eastern Time.

A live webcast of the presentation will be available at the following address: http://www.wsw.com/webcast/rj33/pvtb/.  Investors may also access the webcast of the presentation at the Company’s website at http://www.pvtb.com during the conference and for 30 days following the conference.

Listeners should go to the website at least 15 minutes before the event to download and install any necessary audio software.  There is no charge to access the event.

PrivateBancorp, Inc., through its PrivateBank subsidiaries, provides distinctive, highly personalized, premium financial services to a growing array of successful entrepreneurial and middle market privately held and public businesses, affluent individuals, wealthy families, professionals, entrepreneurs and real estate investors. The PrivateBank uses a European tradition of “private banking” as a model to develop lifetime relationships with its clients. Through a team of highly qualified managing directors, The PrivateBank delivers a sophisticated suite of tailored credit, treasury and wealth management solutions to meet its client's personal and commercial financial needs. The Company, which had assets of $5.0 billion as of December 31, 2007, has 20 offices located in the Atlanta, Chicago, Cleveland, Detroit, Kansas City, Milwaukee, Minneapolis, and St. Louis metropolitan areas.

Additional information can be found in the Investor Relations section of PrivateBancorp, Inc.’s website at http://www.pvtb.com.
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